Exhibit 99.1

Markforged Announces New Global Corporate Headquarters To Accommodate Company’s Growth

Materials Manufacturing Facility Will Also Nearly Double Footprint in 2022

Watertown, Mass.—Dec. 22, 2021—Markforged (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced its plans to relocate its global headquarters to Waltham, Mass. The new corporate headquarters will unite Markforged employees who have been working from two different facilities in Watertown in one location at 60 Tower Road, and Markforged will nearly double its footprint to enable further growth.

“I am very proud of our team’s successes over the last year and the momentum that we’re building. We continue to grow and accelerate our product roadmap, and are seeing demand for our newest products, like the FX20. Our rapidly growing team has nearly doubled in 2021, and this headquarters relocation is a natural next step that will enable us to create a state-of-the-art space for our employees, our partners, and our customers to experience what Markforged is all about,” said Shai Terem, President and CEO. “I am most excited about bringing our corporate, commercial, and engineering teams together under one roof to fuel collaboration and innovation. Working as one team is the most important value of our culture and our success, and this new space will empower our employees to work side by side to fulfill our mission to reinvent manufacturing.”

The new headquarters will occupy 120,000 square feet across four floors. This LEED Gold certified, modern workspace can accommodate over 500 team members with an expansive 5,000 square foot roof deck, high windows with natural light, and an interactive product showroom that will create a collaborative environment for Markforged employees and is within walking distance of local restaurants and shops. In addition, the company will be building out state-of-art engineering facilities and laboratories for its teams to continue delivering the accelerated and innovative product roadmap around hardware, software, and consumables that make up the Digital Forge. Markforged expects to complete the move in the fall of 2022.

In addition, as Markforged looks to meet demands for its products, it will also nearly double the size of its Billerica, Mass. filament manufacturing facility in 2022 by adding nearly 22,000 square feet, bringing the total footprint to 46,000 square feet. Markforged anticipates the completion of this expansion by the end of next year.

“As we introduce new products like the FX20 to the marketplace, we are excited to invest in the company to meet customer demand,” said Matt Gannon, Vice President, Operations at Markforged. “This new space will better position Markforged to scale our consumables processes and lay the foundation for new materials development.”

Rob Byrne and Philip Verre of Cushman & Wakefield brokered the lease for Markforged with Boston Properties, owner of 60 Tower Road. IA Interior Architects has been selected as the design firm to create a headquarters that will support Markforged’s growth and reflect its strong culture.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 350 employees worldwide. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding demand for Markforged product and services, the development of new products and services and the impact of the newly-announced headquarters relocation and expansion of the filament manufacturing facility on Markforged’s business and revenue. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions and other factors discussed under the header "Risk Factors" in the in Markforged’s most recent registration statement on Form S-1, Markforged’s most recent periodic report on Form 10-Q and other filings with the Securities and Exchange Commission (‘SEC”),. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.